Exhibit 10.31

BALLY’S CHICAGO OPERATING COMPANY, LLC

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

Dated as of March 10, 2025

THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

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Schedules

Schedule 1    –    Schedule of Members

Exhibits

Exhibit A    –    Form of Joinder Agreement

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BALLY’S CHICAGO OPERATING COMPANY, LLC

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) of Bally’s Chicago Operating Company, LLC, a Delaware limited liability company (the “Company”), dated as of March 10, 2025 (the “Effective Date”), is entered into by and among the Company, Bally’s Chicago, Inc., a Delaware corporation (the “Corporation”), as the sole Manager (as defined herein) of the Company, and each of the other Members (as defined herein).

RECITALS

WHEREAS, unless the context otherwise requires, capitalized terms used herein have the respective meaning ascribed to them in Article I;

WHEREAS, the Company was formed pursuant to and in accordance with the Delaware Act (as defined below) by the filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware on May 24, 2022;

WHEREAS, immediately prior to the date hereof, the Company was governed by that certain Limited Liability Company Agreement, dated as of May 24, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, together with all schedules, exhibits and annexes thereto, the “Original LLC Agreement”);

WHEREAS, immediately prior to the date hereof, the Corporation was the sole member of the Company;

WHEREAS, in connection with the private placement and as of the Effective Date, the Company and the Corporation desire to cancel all of the Corporation’s limited liability company interests in the Company (the “Cancellation”) held by the Corporation prior to the Effective Date as provided herein;

WHEREAS, as of the Effective Date, the Corporation will sell its Class A Interests (as defined below) to investors in a private placement and will use the net proceeds received from such private placement and the Subordinated Loans (as defined below) (the “Net Proceeds”), together with other financing sources, to purchase newly issued Common LLC Interests from the Company pursuant to the LLC Subscription Agreement (as defined below);

WHEREAS, Bally’s Chicago Holding Company, LLC, a Delaware limited liability company (the “HoldCo”) has agreed to fund the Subordinated Loans for any Class A-1 Interests, Class A-2 Interests and Class A-3 Interests issued by the Corporation (“Subordinated Loans Commitment”) and in consideration for such commitment the Company has agreed to issue 30,000 new Common LLC Interests to HoldCo;

WHEREAS, in connection with the foregoing matters, the Corporation desires to continue the Company without dissolution and amend and restate the Original LLC Agreement in its entirety as of the Effective Date to reflect, among other things, (a) the Cancellation, (b) the admission of the Corporation and the HoldCo as Members, (c) the designation of the Corporation as sole Manager of the Company and (d) the other rights and obligations of the Members as provided and agreed upon in the terms of this Agreement as of the Effective Date, at which time the Original LLC Agreement shall be superseded entirely by this Agreement and shall be of no further force or effect; and

WHEREAS, the managers of the Company, by resolution dated, February 11, 2025, have consented to the amendment and restatement of the Original LLC Agreement and the adoption of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Original LLC Agreement is hereby amended and restated in its entirety and the Corporation and the other Members, each intending to be legally bound, each hereby agrees, and hereby amends and restates the Original LLC Agreement, as follows:

Article I.
DEFINITIONS

The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.

“Additional Member” has the meaning set forth in Section 11.02.

“Adjusted Capital Account Deficit” means, with respect to the Capital Account of any Member as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Member’s Capital Account balance shall be:

(a)	reduced for any items described in Treasury Regulations Sections 1.704- 1(b)(2)(ii)(d)(4), (5), and (6); and

(b)	increased for any amount such Member is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulations Sections 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i)(5) (relating to minimum gain).

“Admission Date” has the meaning set forth in Section 10.06.

“Affiliate” (and, with a correlative meaning, “Affiliated”) means, with respect to a specified Person, each other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or by contract or other agreement or otherwise).

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“Agreement” has the meaning set forth in the Preamble.

“Assignee” means a Person to whom an LLC Interest has been transferred but who has not become a Member pursuant to Article XI.

“Assumed Tax Liability” means, with respect to any Member, an amount equal to the excess of (i) the product of (A) the Distribution Tax Rate multiplied by (B) the estimated or actual cumulative taxable income or gain of the Company, as determined for U.S. federal income tax purposes, allocated to such Member for Taxable Years (or portions thereof) commencing on or after the Effective Date, less prior losses of the Company allocated to such Member for Taxable Years (or portions thereof) commencing on or after the Effective Date, to the extent such prior losses are available to reduce such income and have not previously been taken into account in the calculation of Assumed Tax Liability for any prior period, in each case, as determined by the Manager and, for the avoidance of doubt, taking into account any Code Section 704(c) allocations (including “reverse” Section 704(c) allocations) over (ii) the cumulative Tax Distributions made to such Member after the Effective Date pursuant to Sections 4.01(b)(i), 4.01(b)(ii) and 4.01(b)(iii); provided that, in the case of the Corporation, such Assumed Tax Liability shall in no event be less than an amount that will enable the Corporation to meet its tax obligations for the relevant Taxable Year.

“Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Book Value” means, with respect to any property of the Company, the Company’s adjusted basis for U.S. federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulations Sections 1.704-1(b)(2)(iv)(d) through (g) and (m) and 1.704-1(b)(2)(iv)(s).

“Business Day” means any day other than a Saturday, Sunday or day on which banks located in New York City, New York are authorized or required by Law to close.

“Cancellation” has the meaning set forth in the Recitals.

“Capital Account” means the capital account maintained for a Member in accordance with Section 5.01.

“Capital Contribution” means, with respect to any Member, the amount of any cash, cash equivalents, promissory obligations or the Fair Market Value of other property that such Member (or such Member’s predecessor) contributes (or is deemed to contribute) to the Company pursuant to Article III hereof.

“Certificate of Formation” means the Certificate of Formation of the Company, as filed with the office of the Secretary of State of the State of Delaware on May 24, 2022, as amended and/or amended and restated from time to time.

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“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and excluding the Permitted Transferees) becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of voting securities representing in the aggregate more than fifty percent (50%) of the voting power of all of the outstanding voting securities of the Corporation;

(2) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated a sale or other disposition, directly or indirectly, by the Corporation of all or substantially all of the Corporation’s assets (including a sale of all or substantially all of the assets of the Company);

(3) there is consummated a merger or consolidation of the Corporation with any other corporation or entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Corporation outstanding immediately prior to such merger or consolidation do not continue to represent, or are not converted into, voting securities representing in the aggregate more than fifty percent (50%) of the voting power of all of the outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

(4) the Corporation ceases to be the sole Manager of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Class A Interests and Class B Interests and/or any other class or classes of stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

“Change of Control Date” has the meaning set forth in Section 10.09(a).

“Change of Control Transaction” means any Change of Control that was approved by the Corporate Board prior to such Change of Control.

“Class A Interests” means, collectively, the Class A-1 Interests, the Class A-2 Interests, the Class A-3 Interests and the Class A-4 Interests.

“Class A-1 Interests” means the Class A-1 common stock, par value $0.001 per share, of the Corporation.

“Class A-2 Interests” means the Class A-2 common stock, par value $0.001 per share, of the Corporation.

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“Class A-3 Interests” means the Class A-3 common stock, par value $0.001 per share, of the Corporation.

“Class A-4 Interests” means the Class A-4 common stock, par value $0.001 per share, of the Corporation.

“Class B Interests” means the Class B common stock, par value $0.001 per share, of the Corporation.

“Code” means the United States Internal Revenue Code of 1986, as amended. Unless the context requires otherwise, any reference herein to a specific section of the Code shall be deemed to include any corresponding provisions of future Law as in effect for the relevant taxable period.

“Common LLC Interests” means an LLC Interest designated as a “Common LLC Interest” and having the rights and obligations specified with respect to the Common LLC Interests in this Agreement.

“Company” has the meaning set forth in the Preamble.

“Confidential Information” has the meaning set forth in Section 14.02(a).

“Corporate Board” means the board of directors of the Corporation.

“Corporation” has the meaning set forth in the Recitals, together with its successors and assigns.

“Corporation Offer” has the meaning set forth in Section 10.09(b).

“Corresponding Rights” means any rights issued with respect to a Class A Interest or Class B Interest pursuant to a “poison pill” or similar stockholder rights plan approved by the Corporate Board.

“Credit Agreements” means any promissory note, mortgage, loan agreement, indenture or similar instrument or agreement to which the Company or any of its Subsidiaries is or becomes a borrower, as such instruments or agreements may be amended, restated, supplemented or otherwise modified from time to time and including any one or more refinancing or replacements thereof, in whole or in part, with any other debt facility or debt obligation, for as long as the payee or creditor to whom the Company or any of its Subsidiaries owes such obligation is not an Affiliate of the Company.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as it may be amended from time to time.

“DGCL” means the General Corporation Law of the State of Delaware, as it may be amended from time to time.

“Disinterested Majority” means a majority of the directors of the Corporate Board who are disinterested, as determined by the Corporate Board in accordance with the DGCL, with respect to the matter being considered by the Corporate Board; provided, that to the extent a matter being considered by the Corporate Board is required to be considered by disinterested directors under the rules adopted under the Securities Act or the Exchange Act, such rules with respect to the definition of disinterested director shall apply solely with respect to such matter.

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“Distributable Cash” means, as of any relevant date on which a determination is being made by the Manager regarding a potential distribution pursuant to Section 4.01(a) or Section 4.01(b), the amount of cash that could be distributed by the Company for such purposes in accordance with any applicable Credit Agreements (and without otherwise violating any applicable provisions of any applicable Credit Agreements) and applicable Law.

“Distribution” (and, with a correlative meaning, “Distribute”) means each distribution made by the Company to a Member with respect to such Member’s LLC Interests, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided, however, that none of the following shall be a Distribution: (a) any recapitalization or any exchange of securities of the Company, in each case, that does not result in the distribution of cash or property (other than securities of the Company) to Members, and any subdivision (by LLC Interest split or otherwise) or any combination (by reverse LLC Interest split or otherwise) of any outstanding LLC Interests or (b) any other payment made by the Company to a Member that is not properly treated as a “distribution” for purposes of Sections 731, 732, or 733 or other applicable provisions of the Code.

“Distribution Tax Rate” means a rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate for a Taxable Year applicable to a corporate taxpayer resident in Illinois, taking into account the character of the relevant items of income or gain (e.g., ordinary or capital) and the estimated deductibility of state and local income taxes for U.S. federal income tax purposes (but only to the extent such taxes are deductible under the Code), as reasonably determined by the Manager. For the avoidance of doubt, there shall be a single Distribution Tax Rate for all Members.

“Effective Date” has the meaning set forth in the Preamble.

“Equity Securities” means, with respect to any Person, (a) equity interests in such Person or any Subsidiary of such Person (including, with respect to the Company and its Subsidiaries, other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the Manager pursuant to the provisions of this Agreement, including rights, powers and/or duties senior to existing classes and groups of LLC Interests and other equity interests in the Company or any Subsidiary of the Company), (b) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into any equity interests in such Person or any Subsidiary of such Person, and (c) warrants, options or other rights to purchase or otherwise acquire any equity interests in such Person or any Subsidiary of such Person.

“Event of Withdrawal” means the occurrence of any event that terminates the continued membership of a Member in the Company. “Event of Withdrawal” shall not include an event that (a) terminates the existence of a Member for income tax purposes (including, without limitation, (i) a change in entity classification of a Member under Treasury Regulations Section 301.7701-3, (ii) a sale of assets by, or liquidation of, a Member pursuant to an election under Code Sections 336 or 338, or (iii) merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member) but that (b) does not terminate the existence of such Member under applicable state law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the LLC Interests of such trust that is a Member).

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“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

“Fair Market Value” of a specific asset of the Company will mean the amount which the Company would receive in an all-cash sale of such asset in an arms-length transaction with a willing unaffiliated third party, with neither party having any compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale), as such amount is determined by the Manager (or, if pursuant to Section 13.03, the Liquidators) in its good faith judgment using all factors, information and data it deems to be pertinent.

“Fiscal Period” means any interim accounting period within a Taxable Year established by the Manager and which is permitted or required by Section 706 of the Code.

“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 8.02.

“Governmental Entity” means (a) the United States of America, (b) any other sovereign nation, (c) any state, province, county, municipal, district, territory or other political subdivision of (a) or (b) of this definition, including, but not limited to, any county, municipal or other local subdivision of the foregoing, or (d) any agency, arbitrator or arbitral body (public or private), authority, board, body, bureau, commission, court, department, entity, instrumentality, organization (including any public international organization such as the United Nations) or tribunal exercising executive, legislative, judicial, quasi-judicial, regulatory or administrative functions of or pertaining to government on behalf of (a), (b) or (c) of this definition.

“HoldCo” has the meaning set forth in the Recitals.

“Indemnified Person” has the meaning set forth in Section 7.04(a).

“Internal Revenue Service” means the U.S. Internal Revenue Service.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended from time to time.

“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement.

“Law” means all laws, statutes, acts, constitutions, treaties, principles of common law, codes, ordinances, rules and regulations of any Governmental Entity.

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“Liquidator” has the meaning set forth in Section 13.02.

“LLC Interests” means the fractional interest of a Member in Profits, Losses and Distributions of the Company, and otherwise having the rights and obligations specified with respect to “LLC Interests” in this Agreement; provided, however, that any class or group of LLC Interests issued shall have the relative rights, powers and duties set forth in this Agreement applicable to such class or group of LLC Interests.

“LLC Subscription” has the meaning set forth in Section 3.03(b).

“LLC Subscription Agreement” means that certain Subscription Agreement, dated as of the Effective Date, by and among the Corporation and the Company, relating to the subscription by the Corporation for Common LLC Interests.

“Losses” means items of loss or deduction of the Company determined according to Section 5.01(b).

“Manager” has the meaning set forth in Section 6.01.

“Member” means, as of any date of determination, (a) each of the members named on the Schedule of Members and (b) any Person admitted to the Company as a Substituted Member or Additional Member in accordance with Article XI, but in each case only so long as such Person is shown on the Company’s books and records as the owner of one or more LLC Interests, each in its capacity as a member of the Company.

“Minimum Gain” means “partnership minimum gain” determined pursuant to Treasury Regulations Section 1.704-2(d).

“Net Loss” means, with respect to a Taxable Year, the excess if any, of Losses for such Taxable Year over Profits for such Taxable Year (excluding Profits and Losses specially allocated pursuant to Section 5.03 and Section 5.04).

“Net Proceeds” has the meaning set forth in the Recitals.

“Net Profit” means, with respect to a Taxable Year, the excess if any, of Profits for such Taxable Year over Losses for such Taxable Year (excluding Profits and Losses specially allocated pursuant to Section 5.03 and Section 5.04).

“Officer” has the meaning set forth in Section 6.01(b).

“Original LLC Agreement” has the meaning set forth in the Recitals.

“Other Agreements” has the meaning set forth in Section 10.04.

“Partnership Representative” has the meaning set forth in Section 9.03.

“Percentage Interest” means, with respect to a Member at a particular time, such Member’s percentage interest in the Company determined by dividing the number of such Member’s LLC Interests by the total number of LLC Interests of all Members at such time. The Percentage Interest of each Member shall be calculated to the fourth decimal place.

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“Permitted Transfer” has the meaning set forth in Section 10.02.

“Permitted Transferee” has the meaning set forth in Section 10.02.

“Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.

“Pro rata,” “pro rata portion,” “according to their interests,” “ratably,” “proportionately,” “proportional,” “in proportion to,” “based on the number of LLC Interests held,” “based upon the percentage of LLC Interests held,” “based upon the number of LLC Interests outstanding,” and other terms with similar meanings, when used in the context of a number of LLC Interests of the Company relative to other LLC Interests, means as amongst an individual class of LLC Interests, pro rata based upon the number of such LLC Interests within such class of LLC Interests.

“Profits” means items of income and gain of the Company determined according to Section 5.01(b).

“Quarterly Tax Distribution” has the meaning set forth in Section 4.01(b)(i).

“Regulatory Allocations” has the meaning set forth in Section 5.03(f).

“Revised Partnership Audit Provisions” means Section 1101 of Title XI (Revenue Provisions Related to Tax Compliance) of the Bipartisan Budget Act of 2015, H.R. 1314, Public Law Number 114-74, as amended. Unless the context requires otherwise, any reference herein to a specific section of the Revised Partnership Audit Provisions shall be deemed to include any corresponding provisions of future Law as in effect for the relevant taxable period.

“Schedule of Members” has the meaning set forth in Section 3.01(b).

“SEC” means the U.S. Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future Law.

“Subordinated Loan Agreement” means that certain Subordinated Loan Agreement, dated as of March 10, 2025, by and between the Corporation and HoldCo, as may be amended, restated, supplemented or otherwise modified from time to time.

“Subordinated Loans” shall have the meaning assigned to it in the Subordinated Loan Agreement.

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“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, variable interest entity, or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association, variable interest entity, or other business entity (other than a corporation), a majority of the voting interests thereof are at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, references to a “Subsidiary” of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company. For the avoidance of doubt, the “Subsidiaries” of the Company shall include any and all of the Company’s direct and indirect, greater than fifty percent (50%) owned joint ventures.

“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 11.01.

“Tax Distributions” has the meaning set forth in Section 4.01(b)(i).

“Taxable Year” means the Company’s accounting period for U.S. federal income tax purposes determined pursuant to Section 9.02.

“Transfer” (and, with a correlative meaning, “Transferred” and “Transferring”) means any sale, transfer, assignment, redemption, pledge, encumbrance or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) (a) any interest (legal or beneficial) in any Equity Securities of the Company or (b) any equity or other interest (legal or beneficial) in any Member that is not an institutional investor if substantially all of the assets of such Member consist solely of LLC Interests.

“Treasury Regulations” means the final, temporary and (to the extent they can be relied upon) proposed regulations under the Code, as promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

Article II.ORGANIZATIONAL MATTERS

Section 2.01            Formation of Company. The Company was formed on May 24, 2022 pursuant to the provisions of the Delaware Act. The execution, delivery and filing of the Certificate of Formation of the Company is hereby ratified, confirmed and approved in all respects.

Section 2.02            Amended and Restated Limited Liability Company Agreement. The Members hereby execute this Agreement for the purpose of amending, restating and superseding the Original LLC Agreement in its entirety and otherwise establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. The Members hereby agree that during the term of the Company set forth in Section 2.06 the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Delaware Act. No provision of this Agreement shall be in violation of the Delaware Act and to the extent any provision of this Agreement is in violation of the Delaware Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement. Neither any Member nor the Manager nor any other Person shall have appraisal rights with respect to any LLC Interests.

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Section 2.03            Name. The name of the Company is “Bally’s Chicago Operating Company, LLC”. The Manager in its sole discretion may change the name of the Company at any time and from time to time. Notification of any such change shall be given to all of the Members. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Manager.

Section 2.04            Purpose; Powers. The primary business and purpose of the Company shall be to engage in such activities as are permitted under the Delaware Act and determined from time to time by the Manager in accordance with the terms and conditions of this Agreement. The Company shall have the power and authority to take (directly or indirectly through its Subsidiaries) any and all actions and engage in any and all activities necessary, appropriate, desirable, advisable, ancillary or incidental to accomplish the foregoing purpose.

Section 2.05            Principal Office; Registered Office. The principal office of the Company shall be located at such place or places as the Manager may from time to time designate, each of which may be within or outside the State of Delaware. The address of the registered office of the Company in the State of Delaware shall be c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company. The Manager may from time to time change the Company’s registered agent and registered office in the State of Delaware.

Section 2.06            Term. The Company shall continue in perpetuity unless dissolved in accordance with the provisions of Article XIII.

Section 2.07            No State-Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.07, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for U.S. federal and, if applicable, state or local income tax purposes, and that each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

Section 2.08            Liability. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or acting as Manager.

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Article III.
MEMBERS; LLC INTERESTS; CAPITALIZATION

Section 3.01            Members.

(a)            The Corporation was previously admitted as a member of the Company and hereby continues as a member of the Company. HoldCo is hereby admitted as a member of the Company upon its execution of this Agreement. The Corporation will acquire Common LLC Interests pursuant to the LLC Subscription Agreement and HoldCo will acquire Common LLC Interests in consideration for the Subordinated Loans Commitment pursuant to Section 3.03(b) of this Agreement.

(b)            The Company shall maintain a schedule setting forth: (i) the name and address of each Member and (ii) the aggregate number of outstanding LLC Interests and the number and class of LLC Interests held by each Member (such schedule, the “Schedule of Members”). The applicable Schedule of Members in effect as of the Effective Date and after giving effect to the Cancellation, the LLC Subscription Agreement and the issuance of Common LLC Interests to HoldCo pursuant to Section 3.03(b) of this Agreement is set forth as Schedule 1 to this Agreement. The Company shall also maintain a record of (1) the Capital Account of each Member on the Effective Date; (2) the aggregate amount of cash Capital Contributions that has been made by the Members with respect to their LLC Interests; and (3) the Fair Market Value of any property other than cash contributed by the Members with respect to their LLC Interests (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject) in its books and records. The Schedule of Members may be updated by the Manager without the consent of any Member in the Company’s books and records from time to time, and as so updated, it shall be the definitive record of ownership of each LLC Interest of the Company and all relevant information with respect to each Member. The Company shall be entitled to recognize the exclusive right of a Person properly registered on its records as the owner of LLC Interests for all purposes and shall not be bound to recognize any equitable or other claim to or interest in LLC Interests on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware Act or other applicable Law.

(c)            No Member shall be required or permitted, except for a Capital Contribution by the Corporation pursuant to Section 3.04(c), or except as approved by the Manager pursuant to Section 6.01 and in accordance with the other provisions of this Agreement, or except for a loan by the Corporation pursuant to Section 3.04(c) to (i) loan any money or property to the Company, (ii) borrow any money or property from the Company or (iii) make any additional Capital Contributions.

Section 3.02            LLC Interests.

(a)            Interests in the Company shall be represented by LLC Interests, or such other securities of the Company, in each case as the Manager may create in its discretion in accordance with the terms and subject to the restrictions hereof. At the Effective Date, the LLC Interests will be comprised of a single class of Common LLC Interests.

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(b)            Subject to Section 3.04(a), the Manager may (i) issue additional Common LLC Interests at any time in its sole discretion and (ii) create one or more classes or series of LLC Interests solely to the extent such new class or series of LLC Interests are substantially economically equivalent to a class or series of stock of the Corporation; provided, that as long as there are any Members (other than the Corporation and its Subsidiaries) (i) no such new class or series of LLC Interests may deprive such Members of, or dilute or reduce, the allocations and distributions they would have received, and the other rights and benefits to which they would have been entitled, in respect of their LLC Interests if such new class or series of LLC Interests had not been created and (ii) no such new class or series of LLC Interests may be issued, in each case, except to the extent (and solely to the extent) the Company actually receives cash in an aggregate amount, or other property with a Fair Market Value in an aggregate amount, equal to the aggregate distributions that would be made in respect of such new class or series of LLC Interests if the Company were liquidated immediately after the issuance of such new class or series of LLC Interests. When any such other LLC Interests or other Equity Securities are authorized and issued, the Schedule of Members and this Agreement shall be amended by the Manager without the consent of any Member or any other Person to reflect such additional issuances.

(c)            Subject to Sections 14.03(b) and Section 14.03(c), the Manager may amend this Agreement, without the consent of any Member or any other Person, in connection with the creation and issuance of such classes or series of LLC Interests, pursuant to Sections 3.02(b) or 3.04(b).

Section 3.03            Cancellation; the Corporation’s Purchase of Common LLC Interests; issuance of Common LLC Interests to HoldCo.

(a)            All limited liability company interests in the Company held by the Corporation prior to the Effective Date are hereby cancelled, as of the Effective Date, and the Corporation hereby continues as a member of the Company and the Company is hereby continued without dissolution.

(b)            Immediately following the Cancellation, (i) the Company shall issue to the Corporation, and the Corporation will acquire 3,326 newly issued Common LLC Interests in exchange for the Net Proceeds payable to the Company upon consummation of the private placement referenced in the Recitals, together with other financing sources, pursuant to the LLC Subscription Agreement and (ii) the Company hereby issues to HoldCo, and HoldCo hereby acquires 30,000 newly issued Common LLC Interests in consideration for the Subordinated Loans Commitment (together, the “LLC Subscription”). For the avoidance of doubt, the Corporation and the HoldCo shall be automatically admitted to the Company as Members with respect to all Common LLC Interests they hold from time to time.

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Section 3.04            Authorization and Issuance of Additional LLC Interests.

(a)            The Company and the Corporation shall, notwithstanding any other provision of this Agreement, undertake all actions, including, without limitation, an issuance, reclassification, distribution, division, repurchase, redemption, cancellation or recapitalization, with respect to the Common LLC Interests, the Class A Interests or the Class B Interests, as applicable, to maintain at all times (i) a one-to-one ratio between the number of Common LLC Interests owned by the Corporation, directly or indirectly, and the number of outstanding Class A Interests and (ii) a one-to-one ratio between the number of Common LLC Interests owned by the HoldCo, directly or indirectly, and the number of outstanding Class B Interests owned by the HoldCo, directly or indirectly, in each case disregarding, for purposes of maintaining the one-to-one ratio, (A) treasury stock or (B) other debt or Equity Securities (including any Corresponding Rights) issued by the Corporation that are convertible into or exercisable or exchangeable for Class A Interests or Class B Interests (except to the extent the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by the Corporation to the equity capital of the Company). In the event the Corporation issues, transfers or delivers from treasury stock or repurchases or redeems Class A Interests in a transaction not contemplated in this Agreement, the Manager, the Company and the Corporation shall, notwithstanding any other provision of this Agreement to the contrary, take all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the number of outstanding Common LLC Interests owned, directly or indirectly, by the Corporation will equal on a one-for-one basis the number of outstanding shares of Class A Interests. In the event the Corporation issues, transfers or delivers from treasury stock or repurchases or redeems the Corporation’s capital stock (other than the Class A Interests or Class B Interests) in a transaction not contemplated in this Agreement, the Manager, the Company and the Corporation shall, notwithstanding any other provision of this Agreement to the contrary, take all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the Corporation, directly or indirectly, holds (in the case of any issuance, transfer or delivery) or ceases to hold (in the case of any repurchase or redemption) Equity Securities issued by the Company which (in the good faith determination by the Manager) are in the aggregate substantially economically equivalent to the outstanding capital stock (other than the Class A Interests or Class B Interests) of the Corporation so issued, transferred, delivered, repurchased or redeemed. In the event the Corporation issues, transfers or delivers from treasury stock or repurchases or redeems Class B Interests in a transaction not contemplated in this Agreement, the Manager, the Company, and the Corporation shall, notwithstanding any other provision of this Agreement to the contrary, take all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the number of outstanding Common LLC Interests owned, directly or indirectly, by the HoldCo, directly or indirectly, will equal on a one-for-one basis the number of outstanding shares of Class B Interests. The Company, the Manager and the Corporation shall not undertake any subdivision (by any Common LLC Interests split, stock split, Common LLC Interests distribution, stock distribution, reclassification, division, recapitalization or similar event) or combination (by reverse Common LLC Interests split, reverse stock split, reclassification, division, recapitalization or similar event) of the Common LLC Interests or the Class A Interests or Class B Interests, as applicable, that is not accompanied by an identical subdivision or combination of Class A Interests or Class B Interests or Common LLC Interests respectively, to maintain at all times (x) a one-to-one ratio between the number of Common LLC Interests owned, directly or indirectly, by the Corporation and the number of outstanding Class A Interests and (y) a one-to-one ratio between the number of Common LLC Interests owned by the HoldCo and the number of outstanding Class B Interests, in each case, unless such action is necessary to maintain at all times a one-to-one ratio between each of (i) the number of Common LLC Interests owned, directly or indirectly, by the Corporation and the aggregate number of outstanding Class A Interests and (ii) the number of Common LLC Interests owned by the HoldCo and the number of outstanding Class B Interests, in each case as contemplated by the first sentence of this Section 3.04(a).

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(b)            The Company shall only be permitted to issue additional Common LLC Interests, and/or create other classes or series of LLC Interests or other Equity Securities in the Company to the Persons and on the terms and conditions provided for in Section 3.02 and this Section 3.04. Subject to the foregoing, the Manager may cause the Company to issue additional Common LLC Interests authorized under this Agreement and/or create other classes or series of LLC Interests or other Equity Securities in the Company at such times and upon such terms as the Manager shall determine and the Manager shall amend this Agreement solely to the extent necessary in connection with the issuance of additional Common LLC Interests, to create other classes or series of LLC Interests or other Equity Securities in the Company, or admission of additional Members under this Section 3.04, in each case without the requirement of any consent or acknowledgement of any other Member or any other Person and notwithstanding anything to the contrary herein, including Section 14.03.

(c)            Notwithstanding anything to the contrary herein, except to the extent described in Section 3.04(a) and (b), from time to time at its sole discretion, (i) the Corporation may make loans to the Company and its Subsidiaries, and (ii) the Corporation may contribute property (including cash and/or the loans described in the foregoing clause (i)) to the Company. Upon each contribution described in the foregoing clause (ii), and after giving proper effect to all related transactions, the Company shall (x) issue to the Corporation such number of Common LLC Interests or Equity Securities of the Company as necessary to maintain the one-to-one ratios, if any, and (y) cancel such number of Common LLC Interests or Equity Securities of the Company held by Members other than the Corporation on a pro rata basis (based on the number of Common LLC Interests held by each such Member) as necessary to maintain the one-to-one ratios.

Section 3.05            Repurchase or Redemption of Class A Interests; Other Redemptions or Repurchases. If at any time, any of the Class A Interests are repurchased or redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by the Corporation for cash, then the Manager shall cause the Company, immediately prior to such repurchase or redemption of Class A Interests, to redeem a corresponding number of Common LLC Interests held (directly or indirectly) by the Corporation, at an aggregate redemption price equal to the aggregate purchase or redemption price of the Class A Interests being repurchased or redeemed by the Corporation (plus any expenses related thereto) and upon such other terms as are the same for the Class A Interests being repurchased or redeemed by the Corporation; provided, if the Corporation uses funds received from distributions from the Company or the net proceeds from an issuance of Class A Interests to fund such repurchase or redemption, then the Company shall cancel a corresponding number of Common LLC Interests held (directly or indirectly) by the Corporation for no consideration. The Corporation may not redeem, repurchase or otherwise acquire any other Equity Securities of the Corporation unless substantially simultaneously the Company redeems, repurchases or otherwise acquires (and the Company agrees to so redeem, repurchase or otherwise acquire) an equal number of Equity Securities of the Company held (directly or indirectly) by the Corporation that are of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Corporation for the same price per security (and the Corporation agrees to deliver, or cause to be delivered, such Equity Securities of the Company to the Company). Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Corporation shall make any repurchase, redemption or other acquisition if such repurchase, redemption or other acquisition, or the corresponding repurchase, redemption or other acquisition at the other of the Company or the Corporation, would violate any applicable Law.

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Section 3.06            Certificates Representing LLC Interests; Lost, Stolen or Destroyed Certificates; Registration and Transfer of LLC Interests.

(a)            LLC Interests shall not be certificated unless otherwise determined by the Manager. If the Manager determines that one or more LLC Interests shall be certificated, each such certificate shall be signed by or in the name of the Company, by the Chief Executive Officer, Chief Financial Officer, General Counsel, Secretary or any other officer designated by the Manager, representing the number of LLC Interests held by such holder. Such certificate shall, subject to Section 10.03, be in such form (and shall contain such legends) as the Manager may determine. Any or all of such signatures on any certificate representing one or more LLC Interests may be a facsimile, engraved or printed, to the extent permitted by applicable Law. Unless otherwise determined by the Manager, no LLC Interests shall be treated as a “security” within the meaning of Article 8 of the Uniform Commercial Code unless all LLC Interests then outstanding are certificated; notwithstanding anything to the contrary herein, including Section 14.03, the Manager is authorized to amend this Agreement in order for the Company to opt-in to the provisions of Article 8 of the Uniform Commercial Code without the consent or approval of any Member or any other Person.

(b)            If LLC Interests are certificated, the Manager may direct that a new certificate representing one or more LLC Interests be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon delivery to the Manager of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Manager may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

(c)            To the extent LLC Interests are certificated, upon surrender to the Company or the transfer agent of the Company, if any, of a certificate for one or more LLC Interests, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, in compliance with the provisions hereof, the Company shall issue a new certificate representing one or more LLC Interests to the Person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the provisions of this Agreement, the Manager may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, Transfer and registration of LLC Interests.

Section 3.07            Negative Capital Accounts. No Member shall be required to pay to any other Member or the Company any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).

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Section 3.08            No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement.

Section 3.09            Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. Subject to the provisions of Section 3.01(c) and/or Section 3.04(c), the amount of any such loans shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

Article IV.
DISTRIBUTIONS

Section 4.01            Distributions.

(a)            Distributable Cash; Other Distributions.

(i)            To the extent permitted by applicable Law and hereunder, Distributions to Members may be declared by the Manager out of Distributable Cash or other funds or property legally available therefor in such amounts, at such time and on such terms (including the payment dates of such Distributions) as the Manager in its sole discretion shall determine using such record date as the Manager may designate. All Distributions made under this Section 4.01 shall be made to the Members holding Common LLC Interests as of the close of business on such record date on a pro rata basis in accordance with each Member’s Percentage Interest as of the close of business on such record date; provided, however, that the Manager shall have the obligation to make Distributions as set forth in Sections 4.01(b) and 13.02; provided, further, that notwithstanding any other provision herein to the contrary, no distributions shall be made to any Member to the extent such distribution would render the Company insolvent or violate the Delaware Act. For purposes of the foregoing sentence, “insolvent” means the inability of the Company to meet its payment obligations when due. In furtherance of the foregoing, it is intended that the Manager shall, to the extent permitted by applicable Law and hereunder, have the right in its sole discretion to cause the Company to make Distributions of Distributable Cash to the Members pursuant to this Section 4.01(a) in such amounts as shall enable the Corporation to meet its obligations.

(b)            Tax Distributions.

(i)            With respect to each Taxable Year, the Company shall, to the extent it has Distributable Cash, make cash distributions (“Tax Distributions”) to each Member in accordance with this Section 4.01(b) and such Member’s Assumed Tax Liability. Tax Distributions pursuant to this Section 4.01(b)(i) shall be estimated by the Company on a quarterly basis and, to the extent feasible, shall be distributed to the Members (together with a statement showing the calculation of such Tax Distribution and an estimate of the Company’s net taxable income allocable to each Member for such period) on a quarterly basis on April 15th, June 15th, September 15th and December 15th (or such other dates for which corporations are required to make quarterly estimated tax payments for U.S. federal income tax purposes) (each, a “Quarterly Tax Distribution”); provided, that the foregoing shall not restrict the Company from making a Tax Distribution on any other date as the Company determines is necessary to enable the Members to timely make estimated income tax payments. Quarterly Tax Distributions shall take into account the estimated taxable income or loss of the Company for the Taxable Year through the end of the relevant quarterly period. A final accounting for Tax Distributions shall be made for each Taxable Year after the allocation of the Company’s actual net taxable income or loss has been determined and any shortfall in the amount of Tax Distributions a Member received for such Taxable Year based on such final accounting shall promptly be distributed to such Member. For the avoidance of doubt, any excess Tax Distributions a Member receives with respect to any Taxable Year shall reduce future Tax Distributions otherwise required to be made to such Member with respect to any subsequent Taxable Year. For the avoidance of doubt, Tax Distributions shall not be treated as an advance on any Distributions. Notwithstanding anything to the contrary in this Agreement, the Manager shall make, in its reasonable discretion, equitable adjustments (downward (but not below zero) or upward) to the Members’ Tax Distributions to take into account increases or decreases in the number of Common LLC Interests held by each Member during the relevant taxable period or portion thereof; provided that any such equitable adjustments are made in a manner that results in Tax Distributions being made pro rata in proportion to the Members’ respective Percentage Interests for any relevant taxable period or portion thereof.

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(ii)            To the extent a Member otherwise would be entitled to receive less than its Percentage Interest of the aggregate Tax Distributions to be paid pursuant to this Section 4.01(b) (other than any distributions made pursuant to the last sentence of this Section 4.01(b)(ii) in respect of a shortfall or pursuant to the last sentence of Section 4.01(b)(iii) in respect of a shortfall) on any given date, the Tax Distributions to such Member shall be increased to ensure that all Distributions made pursuant to this Section 4.01(b) are made pro rata in accordance with the Members’ respective Percentage Interests. If, on the date of a Tax Distribution, there are insufficient funds on hand to distribute to the Members the full amount of the Tax Distributions to which such Members are otherwise entitled, Distributions pursuant to this Section 4.01(b) shall be made to the Members to the extent of available funds in accordance with their Percentage Interests and the Company shall make future Tax Distributions in accordance with the Members’ Percentage Interests at the time of such shortfalls as soon as sufficient funds become available to pay the remaining portion of the Tax Distributions to which such Members are otherwise entitled.

(iii)            In the event of any audit by, or similar event with, a Governmental Entity that affects the calculation of any Member’s Assumed Tax Liability for any Taxable Year (other than an audit conducted pursuant to the Revised Partnership Audit Provisions for which no election is made pursuant to Section 6226 thereof and the Treasury Regulations promulgated thereunder), or in the event the Company files an amended tax return or administrative adjustment request, each Member’s Assumed Tax Liability with respect to such year shall be recalculated by giving effect to such event (for the avoidance of doubt, taking into account interest or penalties). Any shortfall in the amount of Tax Distributions the Members and former Members received for the relevant Taxable Years based on such recalculated Assumed Tax Liability promptly shall be distributed to such Members and the successors of such former Members in accordance with the applicable Members’ and former Members’ Percentage Interests at the time of such shortfalls, except, for the avoidance of doubt, to the extent Distributions were made to such Members and former Members pursuant to Section 4.01(a) and this Section 4.01(b) in the relevant Taxable Years sufficient to cover such shortfall.

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(iv)            Notwithstanding the foregoing, Tax Distributions pursuant to this Section 4.01(b), if any, shall be made to a Member only to the extent all previous Tax Distributions to such Member pursuant to Section 4.01(b) with respect to the Taxable Year are less than the Tax Distributions such Member otherwise would have been entitled to receive with respect to such Taxable Year pursuant to this Section 4.01(b).

Article V.
CAPITAL ACCOUNTS; ALLOCATIONS; TAX MATTERS

Section 5.01            Capital Accounts.

(a)            The Company shall maintain a separate Capital Account for each Member according to the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). For this purpose, the Company may (in the discretion of the Manager), upon the occurrence of the events specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such Treasury Regulations and Treasury Regulations Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of the Company’s property.

(b)            For purposes of computing the amount of any item of income, gain, loss or deduction with respect to the Company to be allocated pursuant to this Article V and to be reflected in the Capital Accounts of the Members, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided, however, that:

(i)            the computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(l)(B) or Code Section 705(a)(2)(B) and Treasury Regulations Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for U.S. federal income tax purposes;

(ii)            if the Book Value of any property of the Company is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property;

(iii)            items of income, gain, loss or deduction attributable to the disposition of property of the Company having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property;

(iv)            items of depreciation, amortization and other cost recovery deductions with respect to property of the Company having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g); and

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(v)            to the extent an adjustment to the adjusted tax basis of any asset of the Company pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

Section 5.02            Allocations. Except as otherwise provided in Section 5.03 and Section 5.04, Net Profits and Net Losses for any Taxable Year or Fiscal Period shall be allocated among the Capital Accounts of the Members pro rata in accordance with their respective Percentage Interests.

Section 5.03            Regulatory Allocations.

(a)            Losses attributable to partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i). Except as otherwise provided for in Section 5.03(b), if there is a net decrease during a Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulations Section 1.704-2(i)(3)), Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Members in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(i)(4).

(b)            Nonrecourse deductions (as determined according to Treasury Regulations Section 1.704-2(b)(1)) for any Taxable Year shall be allocated pro rata among the Members in accordance with their Percentage Interests. If there is a net decrease in the Minimum Gain during any Taxable Year, each Member shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(f). This Section 5.03(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulations Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

(c)            If any Member that unexpectedly receives an adjustment, allocation or Distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, after all other allocations pursuant to Sections 5.02, 5.03, 5.04 and 5.05 have been tentatively made as if this Section 5.03(c) were not in this Agreement, then Profits for such Taxable Year shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 5.03(c) is intended to be a qualified income offset provision as described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d)            If the allocation of Net Losses (or items of Losses) to a Member as provided in Section 5.02 would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Member only that amount of Losses as will not create or increase an Adjusted Capital Account Deficit. The Net Losses that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members in accordance with their relative Percentage Interests, subject to this Section 5.03(d).

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(e)            Profits and Losses described in Section 5.01(b)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(j)  and (m).

(f)            The allocations set forth in Section 5.03(a) through and including Section 5.03(e) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Net Profit and Net Loss of the Company or make Distributions. Accordingly, notwithstanding the other provisions of this Article V, but subject to the Regulatory Allocations, income, gain, deduction and loss with respect to the Company shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Net Profit and Net Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero. In addition, if in any Taxable Year or Fiscal Period there is a decrease in partnership minimum gain, or in partner nonrecourse debt minimum gain, and application of the minimum gain chargeback requirements set forth in Section 5.03(a) or Section 5.03(b) would cause a distortion in the economic arrangement among the Members, the Manager may, if it does not expect that the Company will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements pursuant to Treasury Regulations Section 1.704-2(f)(4). If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirement.

Section 5.04            Final Allocations. Notwithstanding any contrary provision in this Agreement except Section 5.03, the Manager shall make appropriate adjustments to allocations of Net Profits and Net Losses to (or, if necessary, allocate items of gross income, gain, loss or deduction of the Company among) the Members upon the liquidation of the Company (within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations), upon the transfer of substantially all the LLC Interests (whether by sale or exchange or merger), upon the sale of all or substantially all the assets of the Company, to the extent necessary in the connection with a distribution in respect of a shortfall pursuant to Section 4.01(b)(ii) or Section 4.01(b)(iii) or at any other time reasonably determined by the Manager, such that, to the maximum extent possible, the Capital Accounts of the Members are proportionate to their Percentage Interests. In each case, such adjustments or allocations shall occur, to the maximum extent possible, in the Taxable Year of the event requiring such adjustments or allocations.

Section 5.05            Tax Allocations.

(a)            The income, gains, losses, deductions and credits of the Company will be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts; provided that if any such allocation is not permitted by the Code or other applicable Law, the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

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(b)            Items of taxable income, gain, loss and deduction of the Company with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value using the method set forth in Treasury Regulations Section 1.704-3 as chosen by the Manager.

(c)            If the Book Value of any asset of the Company is adjusted pursuant to Section 5.01(b), including adjustments to the Book Value of any asset of the Company in connection with the execution of this Agreement, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value using the method set forth in Treasury Regulations Section 1.704-3 as chosen by the Manager.

(d)            Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members as determined by the Manager taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii).

(e)            For purposes of determining a Member’s share of the Company’s “excess nonrecourse liabilities” within the meaning of Treasury Regulations Section 1.752-3(a)(3), each Member’s interest in income and gain shall be determined pursuant to any proper method, as reasonably determined by the Manager; provided, that each year the Manager shall use its reasonable best efforts (using in all instances any proper method permitted under applicable Law, including without limitation the “additional method” described in Treasury Regulations Section 1.752-3(a)(3)) to allocate a sufficient amount of the excess nonrecourse liabilities to those Members who would have at the end of the applicable Taxable Year, but for such allocation, taxable income due to the deemed distribution of money to such Member pursuant to Section 752(b) of the Code that is in excess of such Member’s adjusted tax basis in its LLC Interests.

(f)            Allocations pursuant to this Section 5.05 are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, Distributions or other items of the Company pursuant to any provision of this Agreement.

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Section 5.06            Indemnification and Reimbursement for Payments on Behalf of a Member. Except as otherwise determined by the Manager, if the Company or any other Person in which the Company holds an interest is obligated to pay any amount to a Governmental Entity (or otherwise makes a payment to a Governmental Entity) that is specifically attributable to a Member or a Member’s status as such (including federal income taxes, additions to tax, interest and penalties as a result of obligations of the Company pursuant to the Revised Partnership Audit Provisions, federal withholding taxes, state personal property taxes and state unincorporated business taxes), then such Member shall indemnify the Company in full for the entire amount paid (including interest, penalties and related expenses). The Manager may offset Distributions to which a Member is otherwise entitled under this Agreement against such Member’s obligation to indemnify the Company under this Section 5.06. A Member’s obligation to make payments to the Company under this Section 5.06 shall survive the transfer or termination of any Member’s interest in any LLC Interests of the Company, the termination of this Agreement and the dissolution, liquidation, winding up and termination of the Company. In the event that the Company has been terminated prior to the date such payment is due, such Member shall make such payment to the Manager (or its designee), which shall distribute such funds in accordance with this Agreement. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 5.06, including instituting a lawsuit to collect such contribution with interest calculated at a rate per annum equal to the sum of the Base Rate plus 300 basis points (but not in excess of the highest rate per annum permitted by Law). Each Member hereby agrees to furnish to the Company such information and forms as required or reasonably requested by the Company in order to comply with any Laws and regulations governing withholding of tax or in order to claim any reduced rate of, or exemption from, withholding to which the Member is legally entitled. The Company may withhold any amount that it determines is required to be withheld from any amount otherwise payable to any Member hereunder, and any such withheld amount shall be deemed to have been paid to such Member for all purposes of this Agreement, unless otherwise reimbursed by such Member under this Section 5.06. For the avoidance of doubt, any income taxes, penalties, additions to tax and interest payable by the Company or any fiscally transparent entity in which the Company owns an interest that are attributable to income or gain that is (or otherwise would be) passed through to the Members under applicable Law shall be treated as specifically attributable to the Members and shall be allocated among the Members such that the burden of (or any diminution in distributable proceeds resulting from) any such amounts is borne by those Members to whom such amounts are specifically attributable, in each case as reasonably determined by the Manager.

Article VI.
MANAGEMENT

Section 6.01            Authority of Manager; Officer Delegation.

(a)            Except for situations in which the approval of any Member(s) is specifically required by this Agreement, (i) all management powers over the business and affairs of the Company shall be exclusively vested in the Corporation, as the sole managing member of the Company (the Corporation, in such capacity, the “Manager”), (ii) the Manager shall conduct, direct and exercise full control over all activities of the Company and (iii) no other Member shall have any right, authority or power to vote, consent or approve any matter, whether under the Delaware Act, this Agreement or otherwise. The Manager shall be the “manager” of the Company for the purposes of the Delaware Act. Except as otherwise expressly provided for herein and subject to the other provisions of this Agreement, the Members hereby consent to the exercise by the Manager of all such powers and rights conferred on the Members by the Delaware Act with respect to the management and control of the Company. Any vacancies in the position of Manager shall be filled in accordance with Section 6.04.

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(b)            Without limiting the authority of the Manager to act on behalf of the Company, the day-to-day business and operations of the Company shall be overseen and implemented by officers of the Company (each, an “Officer” and collectively, the “Officers”), subject to the limitations imposed by the Manager. An Officer may, but need not, be a Member. Each Officer shall be appointed by the Manager and shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any one Person may hold more than one office. Subject to the other provisions of this Agreement (including in Section 6.07), the salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Manager. The authority and responsibility of the Officers shall be limited to such duties as the Manager may, from time to time, delegate to them. Unless the Manager decides otherwise, if the title is one commonly used for officers of a business corporation formed under the DGCL, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. All Officers shall be, and shall be deemed to be, officers and employees of the Company. An Officer may also perform one or more roles as an officer of the Manager. Any Officer may be removed at any time, with or without cause, by the Manager.

(c)            Subject to the other provisions of this Agreement, the Manager shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, conversion, division, reorganization or other combination of the Company with or into another entity, for the avoidance of doubt, without the prior consent of any Member or any other Person being required.

Section 6.02            Actions of the Manager. The Manager may act through any Officer or through any other Person or Persons to whom authority and duties have been delegated pursuant to Section 6.07.

Section 6.03            Resignation; No Removal. The Manager may resign at any time by giving written notice to the Members; provided, however, that any such resignation shall be subject to the appointment of a new Manager in accordance with Section 6.04. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Members (subject to the appointment of a new Manager in accordance with Section 6.04), and the acceptance of the resignation shall not be necessary to make it effective. For the avoidance of doubt, the Members have no right under this Agreement to remove or replace the Manager. Notwithstanding anything to the contrary herein, no replacement of the Corporation as the Manager shall be effective unless proper provision is made, in compliance with this Agreement, so that the obligations of the Corporation, its successor or assign (if applicable), and any new Manager and the rights of all Members under this Agreement and applicable Law remain in full force and effect. No appointment of a Person other than the Corporation (or its successor or assign, as applicable) as the Manager shall be effective unless the Corporation (or its successor or assign, as applicable) and the new Manager (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against the Corporation (or its successor, as applicable) and the new Manager (as applicable), to cause (a) the Corporation to comply with all of the Corporation’s obligations under this Agreement (in its capacity as a Member) and (b) the new Manager to comply with all of the Manager’s obligations under this Agreement.

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Section 6.04            Vacancies. Vacancies in the position of Manager occurring for any reason shall be filled by the Corporation (or, if the Corporation has ceased to exist without any successor or assign, then by the holders of a majority in interest of the voting capital stock of the Corporation immediately prior to such cessation). For the avoidance of doubt, the Members (other than the Corporation) have no right under this Agreement to fill any vacancy in the position of Manager.

Section 6.05            Transactions Between the Company and the Manager. The Manager may cause the Company to contract and deal with the Manager, or any Affiliate of the Manager, provided, that such contracts and dealings (other than contracts and dealings between the Company and its Subsidiaries) are (i) on terms comparable to and competitive with those available to the Company from others dealing at arm’s length, (ii) approved by the disinterested Members (other than the Manager) holding a majority of the Percentage Interests of the disinterested Members (other than the Manager) or (iii) approved by the Disinterested Majority, and in each case, otherwise are permitted by the Credit Agreements; provided that the foregoing shall in no way limit the Manager’s rights under Sections 3.02, 3.04 or 3.05. The Members hereby approve each of the contracts or agreements between or among the Manager or its Affiliates (other than the Company and its Subsidiaries), on the one hand, and the Company or its Affiliates (other than the Manager and any of the Company’s Subsidiaries), on the other hand, entered into on or prior to the date of this Agreement in accordance with the limited liability company agreement governing the Company at such time or that the managers of the Company or the Corporate Board has approved in connection with the Cancellation or the private placement referenced in the Recitals as of the date of this Agreement, including, but not limited to, the LLC Subscription Agreement, the Subordinated Loan Agreement and that certain Agreement to Provide Future Guarantee, dated as of March 10, 2025, among Bally’s Corporation, a Delaware corporation, the Company and other subsidiary guarantors as may be designated from time to time party as provided therein.

Section 6.06            Reimbursement for Expenses. The Manager shall not be compensated for its services as Manager of the Company except as expressly provided in this Agreement. The Members acknowledge and agree that the services performed by the Manager will inure to the benefit of the Company and all Members; therefore, the Manager shall be reimbursed by the Company for any reasonable out-of-pocket expenses incurred on behalf of the Company. To the extent practicable, expenses incurred by the Manager on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company and, if and to the extent any reimbursements to the Manager or any of its Affiliates by the Company pursuant to this Section 6.06 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) (unless otherwise required by the Code and Treasury Regulations) and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts. Notwithstanding the foregoing, the Company shall not bear any obligations with respect to income tax of the Manager other than in a manner that is expressly contemplated under this Agreement.

Section 6.07            Delegation of Authority. The Manager (a) may, from time to time, delegate to one or more Persons such authority and duties as the Manager may deem advisable, and (b) may assign titles (including, without limitation, chief executive officer, president, chief financial officer, chief operating officer, general counsel, senior vice president, vice president, secretary, assistant secretary, treasurer or assistant treasurer) and delegate certain authority and duties to such Persons, which may be amended, restated or otherwise modified from time to time. Any number of titles may be held by the same individual. The salaries or other compensation, if any, of such agents of the Company shall be fixed from time to time by the Manager, subject to the other provisions in this Agreement.

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Section 6.08            Limitation of Liability of Manager.

(a)            Except as otherwise provided herein or in an agreement entered into by such Person and the Company, to the fullest extent permitted by applicable Law, neither the Manager nor any of the Manager’s Affiliates or Manager’s officers, directors, employees or other agents (collectively “Manager’s Representatives”) shall be liable to the Company, to any Member that is not the Manager or to any other Person (other than the Manager) bound by this Agreement for any act or omission performed or omitted by the Manager or such Manager’s Representative in its capacity as the managing member of the Company or as an Affiliate, officer, director, employee or agent of the Manager, as applicable, pursuant to authority granted to the Manager by this Agreement; provided, however, that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to the Manager’s or a Manager’s Representative’s fraud, willful misconduct or knowing violation of Law or for any present or future material breaches of any representations, warranties or covenants by the Manager or any Manager’s Representative contained herein or in the Other Agreements with the Company. The Manager may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and, to the fullest extent permitted by law, shall not be responsible for any misconduct or negligence on the part of any such agent (so long as such agent was selected in good faith and with reasonable care). The Manager and each Manager’s Representative shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, as to matters the Manager or such Manager’s Representative reasonably believes are within such other Person’s professional or expert competence and any act of or failure to act by the Manager or such Manager’s Representative in good faith reliance on such advice shall in no event subject the Manager or any Manager’s Representative to liability to the Company or any Member that is not the Manager or any other Person (other than the Manager) bound by this Agreement.

(b)            To the fullest extent permitted by applicable Law, whenever this Agreement or any other agreement contemplated herein provides that the Manager shall act in its reasonable discretion or in a manner which is, or provide terms which are, “fair and reasonable” to the Company or any Member that is not the Manager, the Manager shall determine such appropriate action or provide such terms considering, in each case, the relative interests of each party to such agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable United States generally accepted accounting practices or principles, notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of Law or equity or otherwise.

Section 6.09            Investment Company Act. The Manager shall use its best efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act.

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Article VII.
RIGHTS AND OBLIGATIONS OF MEMBERS AND MANAGER

Section 7.01            Limitation of Liability and Duties of Members.

(a)            Notwithstanding anything contained herein to the contrary, to the fullest extent permitted by applicable Law, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Members or the Manager for liabilities of the Company.

(b)            In accordance with the Delaware Act and the laws of the State of Delaware, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member. It is the intent of the Members that no Distribution to any Member pursuant to Articles IV or XIII shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act. The payment of any such money or Distribution of any such property to a Member shall be deemed to be a compromise within the meaning of Section 18-502(b) of the Delaware Act, and, to the fullest extent permitted by Law, any Member receiving any such money or property shall not be required to return any such money or property to the Company or any other Person, unless such distribution was made by the Company to its Members in clerical error. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

(c)            To the fullest extent permitted by applicable Law, including Section 18-1101(c) of the Delaware Act, and notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of Law or equity or otherwise, the parties hereto hereby agree that to the extent that any Member in its capacity as such (other than, for the avoidance of doubt, the Manager in its capacity as such) (or any Member’s Affiliate or any manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of any Member or of any Affiliate of a Member) has duties (including fiduciary duties) to the Company, to the Manager, to another Member, to any Person who acquires LLC Interests or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by Law, and replaced with the duties or standards expressly set forth herein, if any; provided, however, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. The elimination of duties (including fiduciary duties) to the Company, the Manager, each of the Members, each other Person who acquires LLC Interests and each other Person bound by this Agreement and replacement thereof with the duties or standards expressly set forth herein, if any, are approved by the Company, the Manager, each of the Members, each other Person who acquires LLC Interests and each other Person bound by this Agreement. Any exculpation or indemnification standards contained in this Agreement shall not restore or create, whether in contract or otherwise, any duties otherwise restricted or eliminated by this Agreement.

Section 7.02            Lack of Authority. No Member, other than the Manager or a duly appointed Officer or other agent of the Company, in each case in its capacity as such, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure on behalf of the Company. The Members hereby consent to the exercise by the Manager of the powers conferred on them by Law and this Agreement.

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Section 7.03            No Right of Partition. To the fullest extent permitted by applicable Law, no Member, other than the Manager, shall have the right to seek or obtain partition by court decree or operation of Law of any property of the Company, or the right to own or use particular or individual assets of the Company.

Section 7.04            Indemnification.

(a)            Subject to Section 5.06, the Company hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under applicable Law, as the same now exists or may hereafter be amended, substituted or replaced (but, to the fullest extent permitted by applicable Law, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment, substitution or replacement), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was a Member or an Affiliate thereof (other than solely as a result of an ownership interest in the Corporation) or is or was serving as the Manager or a director, officer, employee or other agent of the Manager, the Partnership Representative, or a director, manager, Officer, employee or other agent of the Company or is or was serving at the request of the Company as a manager, officer, director, principal, member, employee or agent of another Person; provided, however, that no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or its Affiliates’ fraud, willful misconduct or knowing violation of Law or for any present or future material breaches of any representations, warranties or covenants by such Indemnified Person or its Affiliates contained herein or in Other Agreements with the Company; provided, that the foregoing shall not limit the Company’s ability to provide indemnification to the Manager and its officers in respect of the performance of its or their duties to the fullest extent permitted by Law. Reasonable expenses, including out-of-pocket attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.

(b)            The right to indemnification and the advancement of expenses conferred in this Section 7.04 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, bylaw, action by the Manager or otherwise.

(c)            The Company shall maintain directors’ and officers’ liability insurance, or substantially equivalent insurance, at its expense, to protect any Indemnified Person against any expense, liability or loss described in Section 7.04(a) whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 7.04. The Company shall use its commercially reasonable efforts to purchase and maintain property, casualty and liability insurance in types and at levels customary for companies of similar size engaged in similar lines of business, as determined in good faith by the Manager, and the Company shall use its commercially reasonable efforts to purchase directors’ and officers’ liability insurance (including employment practices coverage) with a carrier and in an amount determined necessary or desirable as determined in good faith by the Manager.

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(d)            The indemnification and advancement of expenses provided for in this Section 7.04 shall be provided out of and to the extent of Company assets only. No Member (unless such Member otherwise agrees in writing or is found in a non-appealable decision by a Governmental Entity of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company. The Company (i) shall be the primary indemnitor of first resort for such Indemnified Person pursuant to this Section 7.04 and (ii) shall be fully responsible for the advancement of all expenses and the payment of all damages or liabilities with respect to such Indemnified Person which are addressed by this Section 7.04.

(e)            If this Section 7.04 or any portion hereof shall be invalidated on any ground by any Governmental Entity of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 7.04 to the fullest extent permitted by any applicable portion of this Section 7.04 that shall not have been invalidated and to the fullest extent permitted by applicable Law.

(f)            Except as otherwise provided herein or in an agreement entered into by such Person and the Company, no Indemnified Person shall be liable to the Company, to any Member that is not the Manager or to any other Person (other than the Manager) bound by this Agreement for any act or omission performed or omitted by such Indemnified Person; provided, however, that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to such Indemnified Person’s fraud, willful misconduct or knowing violation of Law. Notwithstanding the foregoing, the exculpation rights in this Section 7.04(f) shall not apply to the Manager or any Manager’s Representative, whose exculpation rights shall be governed by Section 6.08.

Article VIII.
BOOKS, RECORDS, ACCOUNTING AND REPORTS, AFFIRMATIVE COVENANTS

Section 8.01            Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required pursuant to applicable Laws. All matters concerning (a) the determination of the relative amount of allocations and Distributions among the Members pursuant to Articles IV and V and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Manager in a fair and reasonable manner, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error or common law fraud.

Section 8.02            Fiscal Year. The Fiscal Year of the Company shall end on December 31 of each year or such other date as may be established by the Manager.

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Section 8.03            Inspection Rights. The Company shall permit each Member and each of its designated representatives, at such Member’s sole cost and expense, to examine the books and records of the Company or any of its Subsidiaries at the principal office of the Company or such other location as the Manager shall reasonably approve during normal business hours and upon reasonable notice for any purpose reasonably related to such Member’s interest as a member of the Company; provided, that the Manager has a right to keep confidential from the Members certain information in accordance with Section 18-305 of the Delaware Act.

Article IX.
TAX MATTERS

Section 9.01            Preparation of Tax Returns. The Manager shall arrange for the preparation and timely filing of all tax returns required to be filed by the Company. The Manager shall use reasonable efforts (taking into account applicable extensions of time to file tax returns) to furnish, within one hundred and fifty (150) days of the close of each Taxable Year, to each Member a completed IRS Schedule K-1 (and any comparable state and local income tax form) and such other information as is reasonably requested by such Member relating to the Company that is necessary for such Member to comply with its tax reporting obligations. Subject to the terms and conditions of this Agreement and except as otherwise provided in this Agreement, in its capacity as Partnership Representative, the Corporation shall have the authority to prepare the tax returns of the Company using such permissible methods and elections as it determines in its reasonable discretion, including without limitation the use of any permissible method under Section 706 of the Code for purposes of determining the varying LLC Interests of its Members.

Section 9.02            Tax Elections. The Taxable Year shall be the Fiscal Year set forth in Section 8.02, unless otherwise required by Section 706 of the Code. The Manager may, at its discretion, cause the Company and each of its Subsidiaries that is treated as a partnership for U.S. federal income tax purposes to have in effect an election pursuant to Section 754 of the Code (or any similar provisions of applicable state, local or foreign tax Law) for the Taxable Year that includes the Effective Date and each subsequent Taxable Year, and the Manager may take commercially reasonable efforts to cause each Person in which the Company owns a direct or indirect equity interest (other than a Subsidiary) that is so treated as a partnership to have in effect any such election for such Taxable Years. Each Member will upon request supply any information reasonably necessary to give proper effect to any such elections.

Section 9.03            Tax Controversies. The Manager shall cause the Company to take all necessary actions required by Law to designate the Corporation as the “partnership representative” of the Company as provided in Section 6223(a) of the Code with respect to any Taxable Year of the Company, and the Corporation is hereby authorized to designate an individual to be the sole individual through which such entity “partnership representative” will act (in such capacities, including in similar capacities under analogous provisions of state or local Law, collectively, the “Partnership Representative”). The Company and the Members shall cooperate fully with each other and shall use reasonable best efforts to cause the Corporation (or its designated individual, as applicable) to become the Partnership Representative with respect to any taxable period of the Company with respect to which the statute of limitations has not yet expired (and causing any tax matters partner, partnership representative or designated individual designated prior to the Effective Date to resign, be revoked or replaced, as applicable), including (as applicable) by filing certifications pursuant to Treasury Regulations Section 301.6231(a)(7)-1(d) and completing IRS Form 8979 or any other form or certificate required pursuant to Treasury Regulations Section 301.6223-1(e)(1). The Partnership Representative shall have the right and obligation to take all actions authorized and required, by the Code and Treasury Regulations (and analogous provisions of state or local Law) for the Partnership Representative and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including any resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith. Each Member agrees to cooperate with the Company and the Partnership Representative and to do or refrain from doing any or all things reasonably requested by the Company or the Partnership Representative with respect to the conduct of such proceedings. Without limiting the generality of the foregoing, with respect to any audit or other proceeding, the Partnership Representative shall be entitled to cause the Company (and any of its Subsidiaries) to make any available elections pursuant to Section 6226 of the Code (and similar provisions of state, local and other Law), and the Members shall cooperate to the extent reasonably requested by the Company in connection therewith. The Company shall reimburse the Partnership Representative for all reasonable out-of-pocket expenses incurred by the Partnership Representative, including reasonable fees of any professional attorneys, in carrying out its duties as the Partnership Representative. The provisions of this Section 9.03 shall survive the transfer or termination of any Member’s interest in any LLC Interests of the Company, the termination of this Agreement and the termination of the Company, and shall remain binding on each Member for the period of time necessary to resolve all tax matters relating to the Company. The Partnership Representative will, within ten (10) days of the receipt of any notice from the Internal Revenue Service or any other taxing authority of any audit, investigation or other proceeding relating to any flow-through income tax matters, mail a copy of such notice to each Member.

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Article X.
RESTRICTIONS ON TRANSFER OF LLC INTERESTS; CERTAIN TRANSACTIONS

Section 10.01            Transfers by Members. No holder of LLC Interests shall Transfer any interest in any LLC Interests, except Transfers (a) pursuant to and in accordance with Sections 10.02 and 10.09 or (b) approved in advance and in writing by the Manager, in the case of Transfers by any Member other than the Manager, or (c) in the case of Transfers by the Manager, to any Person who succeeds to the Manager in accordance with Section 6.04. Notwithstanding the foregoing, “Transfer” shall not include (i) an event that terminates the existence of a Member for income tax purposes (including, without limitation, a change in entity classification of a Member under Treasury Regulations Section 301.7701-3, a sale of assets by, or liquidation of, a Member pursuant to an election under Code Sections 336 or 338, or merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member), but that does not terminate the existence of such Member under applicable state Law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the LLC Interests of such trust that is a Member) or (ii) any indirect Transfer of LLC Interests held by the Manager by virtue of any Transfer of Equity Securities in the Corporation.

Section 10.02            Permitted Transfers. The restrictions contained in Section 10.01 shall not apply to any of the following Transfers (each, a “Permitted Transfer” and each transferee, a “Permitted Transferee”): (i)(A) a Transfer that is necessary or desirable to comply with Sections 3.04 or 3.05 as determined by the Manager, or (B) a Transfer by a Member to the Corporation or any of its Subsidiaries or (ii) a Transfer to an Affiliate of such Member; provided, however, that (x) the restrictions contained in this Agreement will continue to apply to LLC Interests after any Permitted Transfer of such LLC Interests, and (y) in the case of the foregoing clause (ii), the Permitted Transferees of the LLC Interests so Transferred shall at the time of the Permitted Transfer agree in writing to be bound by the provisions of this Agreement and the Other Agreements pursuant to Section 10.04, and prior to such Transfer the transferor will deliver a written notice to the Company and the Members, which notice will disclose in reasonable detail the identity of the proposed Permitted Transferee. If a Permitted Transfer pursuant to clause (ii) of the immediately preceding sentence would result in a Change of Control, such Member must provide the Manager with written notice of such proposed Permitted Transfer at least sixty (60) calendar days prior to the consummation of such Permitted Transfer. In the case of a Permitted Transfer of any Common LLC Interests by any Member holding Class B Interests to a Permitted Transferee in accordance with this Section 10.02, such Member shall also transfer a number of Class B Interests equal to the number of Common LLC Interests that were transferred by such Member in the transaction to such Permitted Transferee. All Permitted Transfers are subject to the additional limitations set forth in Section 10.07(b).

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Section 10.03            Restricted LLC Interests Legend. The LLC Interests have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or if an exemption from such registration is then available with respect to such sale. To the extent such LLC Interests have been certificated, each certificate evidencing LLC Interests and each certificate issued in exchange for or upon the Transfer of any LLC Interests shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF BALLY’S CHICAGO OPERATING COMPANY, LLC, AS IT MAY BE AMENDED, RESTATED, AMENDED AND RESTATED, OR OTHERWISE MODIFIED FROM TIME TO TIME, AND BALLY’S CHICAGO OPERATING COMPANY, LLC RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY SMITH DOUGLAS HOLDINGS LLC TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

The Company shall imprint such legend on certificates (if any) evidencing LLC Interests. The legend set forth above shall be removed from the certificates (if any) evidencing any LLC Interests which cease to be LLC Interests in accordance with the definition thereof.

Section 10.04            Transfer. Prior to Transferring any LLC Interests, the Transferring holder of LLC Interests shall cause the prospective Permitted Transferee to be bound by this Agreement and any other agreements executed by the holders of LLC Interests and relating to such LLC Interests in the aggregate to which the Transferring Member was a party (collectively, the “Other Agreements”) by the prospective Permitted Transferee executing and delivering to the Company counterparts of a Joinder and any applicable Other Agreements.

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Section 10.05            Assignee’s Rights.

(a)            The Transfer of an LLC Interest in accordance with this Agreement shall be effective as of the date of such Transfer (assuming compliance with all of the conditions to such Transfer set forth herein), and such Transfer shall be shown on the books and records of the Company. Profits, Losses and other items of the Company shall be allocated between the transferor and the transferee according to Code Section 706, using any permissible method as determined in the reasonable discretion of the Manager. Distributions made before the effective date of such Transfer shall be paid to the transferor, and Distributions made on or after such date shall be paid to the Assignee.

(b)            Unless and until an Assignee becomes a Member pursuant to Article XI, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable Law, other than the rights granted specifically to Assignees pursuant to this Agreement; provided, however, that, without relieving the Transferring Member from any such limitations or obligations as more fully described in Section 10.06, such Assignee shall be bound by any limitations and obligations of a Member contained herein by which a Member would be bound on account of the Assignee’s LLC Interests (including the obligation to make Capital Contributions on account of such LLC Interests).

Section 10.06            Assignor’s Rights and Obligations. Any Member who shall Transfer any LLC Interests in a manner in accordance with this Agreement shall cease to be a Member with respect to such LLC Interests and shall no longer have any rights or privileges, or, except as set forth in Section 5.06, Section 9.03 or this Section 10.06, duties, liabilities or obligations, of a Member with respect to such LLC Interests (it being understood, however, that the applicable provisions of Sections 6.08 and 7.04 shall continue to inure to such Person’s benefit), except that unless and until the Assignee (if not already a Member) is admitted as a Substituted Member in accordance with the provisions of Article XI (the “Admission Date”), (i) such Transferring Member shall retain all of the duties, liabilities and obligations of a Member with respect to such LLC Interests, and (ii) the Manager may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Member with respect to such LLC Interests for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Member who Transfers any LLC Interests in the Company from any liability of such Member to the Company with respect to such LLC Interests that may exist as of the Admission Date or that is otherwise specified in the Delaware Act or for any liability to the Company or any other Person for any materially false statement made by such Member (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in the Other Agreements with the Company or as otherwise expressly set forth in Section 5.06 or Section 9.03 of this Agreement.

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Section 10.07            Overriding Provisions.

(a)            Any Transfer or attempted Transfer of any LLC Interests in violation of this Agreement (including any prohibited indirect Transfers) shall be, to the fullest extent permitted by applicable Law, null and void ab initio, and the provisions of Sections 10.05 and 10.06 shall not apply to any such Transfers. For the avoidance of doubt, any Person to whom a Transfer is made or attempted in violation of this Agreement shall not become a Member and shall not have any other rights in or with respect to any rights of a Member of the Company with respect to the applicable LLC Interests. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance. The Manager shall promptly amend the Schedule of Members without the consent or approval of any Member or any other Person to reflect any Permitted Transfer pursuant to this Article X.

(b)            Notwithstanding anything contained herein to the contrary (including, for the avoidance of doubt, the provisions of Section 10.01 and Article XI), in no event shall any Member Transfer any LLC Interests to the extent such Transfer would:

(i)            result in the violation of the Securities Act, or any other applicable federal, state or foreign Laws;

(ii)            cause an assignment under the Investment Company Act;

(iii)            be a Transfer to a Person who is not legally competent or who has not achieved his or her majority of age under applicable Law (excluding trusts for the benefit of minors);

(iv)            cause the Company to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant to Section 7704 of the Code or any successor provision thereto under the Code; or

(v)            result in the Company having more than one hundred (100) partners, within the meaning of Treasury Regulations Section 1.7704-1(h)(1) (determined pursuant to the rules of Treasury Regulations Section 1.7704-1(h)(3)).

(c)            Notwithstanding anything contained herein to the contrary, in no event shall any Member that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code Transfer any LLC Interests, unless such Member and the transferee have delivered to the Company, in respect of the relevant Transfer, written evidence that all required withholding under Section 1446(f) of the Code will have been done and duly remitted to the applicable Governmental Entity or duly executed certifications (prepared in accordance with the applicable Treasury Regulations or other authorities) of an exemption from such withholding.

Section 10.08            Reserved.

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Section 10.09            Certain Transactions with respect to the Corporation.

(a)            In connection with a Change of Control Transaction, the Manager shall have the right, in its sole discretion, to require each Member (other than the Corporation and its Subsidiaries) to effect a redemption of all or a portion of such Member’s Common LLC Interests together with an equal number of Class B Interests, pursuant to which such Common LLC Interests and such Class B Interests will be exchanged for Class A Interests (or to the extent being received by or offered to other stockholders of the Corporation economically equivalent cash or securities of a successor entity (or an offer thereof)), provided, however, that in the event of a Change of Control Transaction pursuant to which the Members (other than the Corporation) would be required to exchange Common LLC Interests for securities, without the written consent of such Members, such Members shall not be required to exchange Common LLC Interests pursuant to this Section 10.09 unless, as a part of such transaction, the Members are permitted to exchange their Common LLC Interests for securities in a transaction that is expected to permit such exchange without current recognition of gain or loss, for U.S. and non-U.S. tax purposes, for such Members (or such Members’ direct or indirect beneficial owners). Any such redemption pursuant to this Section 10.09(a) shall be effective immediately prior to the consummation of such Change of Control Transaction (and, for the avoidance of doubt, shall be contingent upon the consummation of such Change of Control Transaction and shall not be effective if such Change of Control Transaction is not consummated) (the date of such redemption pursuant to this Section 10.09(a), the “Change of Control Date”). From and after the Change of Control Date, (i) the Common LLC Interests and any Class B Interests subject to such redemption shall be deemed to be transferred to the Company and the Corporation, as applicable, on the Change of Control Date and (ii) each such Member shall cease to have any rights with respect to the Common LLC Interests and any Class B Interests subject to such redemption (other than the right to receive Class A Interests (or economically equivalent cash or Equity Securities in a successor entity) pursuant to such redemption). In the event the Manager desires to initiate the provisions of this Section 10.09, the Manager shall provide written notice of an expected Change of Control Transaction to all Members no later than the earlier of (x) five (5) Business Days following the execution of a definitive agreement with respect to such Change of Control Transaction and (y) ten (10) Business Days before the proposed date upon which the contemplated Change of Control Transaction is to be effected, including in such notice such information as may reasonably describe the Change of Control Transaction, subject to applicable Law, including the date of execution of such definitive agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for Class A Interests in the Change of Control Transaction and any election with respect to types of consideration that a holder of Class A Interests, as applicable, shall be entitled to make in connection with a Change of Control Transaction (which election shall be available to each Member on the same terms as holders of Class A Interests). Following delivery of such notice and on or prior to the Change of Control Date, the Members shall take all actions necessary to effect such redemption, including taking any action and delivering any document required pursuant to this Section 10.09(a) to effect such redemption.

(b)            In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization, or similar transaction with respect to Class A Interests (a “Corporation Offer”) is proposed by the Corporation or is proposed to the Corporation or its stockholders and approved by the Corporate Board or is otherwise effected or to be effected with the consent or approval of the Corporate Board, the Manager shall provide written notice of the Corporation Offer to all Members no later than the earlier of (i) five (5) Business Days following the execution of a definitive agreement (if applicable) with respect to, or the commencement of (if applicable), such Corporation Offer and (ii) ten (10) Business Days before the proposed date upon which the Corporation Offer is to be effected, including in such notice such information as may reasonably describe the Corporation Offer, subject to applicable Law, including the date of execution of such definitive agreement (if applicable) or of such commencement (if applicable), the material terms of such Corporation Offer, including the amount and types of consideration to be received by holders of Class A Interests in the Corporation Offer, any election with respect to types of consideration that a holder of Class A Interests, as applicable, shall be entitled to make in connection with such Corporation Offer, and the number of Common LLC Interests (and the corresponding Class B Interests) held by such Member that is applicable to such Corporation Offer. The Members (other than the Corporation and its Subsidiaries) shall be permitted to participate in such Corporation Offer by delivering a written notice of participation that is effective immediately prior to the consummation of such Corporation Offer (and that is contingent upon consummation of such offer and shall not be effective if such Corporation Offer is not consummated), and shall include such information necessary for consummation of such offer as requested by the Corporation. In the case of any Corporation Offer that was initially proposed by the Corporation, the Corporation shall use reasonable best efforts to enable and permit the Members (other than the Corporation and its Subsidiaries) to participate in such transaction to the same extent or on an economically equivalent basis as the holders of Class A Interests, and to enable such Members to participate in such transaction without being required to exchange Common LLC Interests or Class B Interests prior to the consummation of such transaction. For the avoidance of doubt, in no event shall the Members be entitled to receive in such Corporation Offer aggregate consideration for each Common LLC Interests that is less or greater than the consideration payable in respect of each Class A Interests in connection with a Corporation Offer.

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(c)            In the event that a transaction or proposed transaction constitutes both a Change of Control Transaction and a Corporation Offer, the provisions of Section 10.09(b) shall take precedence over the provisions of Section 10.09(a) with respect to such transaction, and the provisions of Section 10.09(a) shall be subordinate to provisions of Section 10.09(b).

Article XI.
ADMISSION OF MEMBERS

Section 11.01            Substituted Members. Subject to the provisions of Article X hereof, in connection with the Permitted Transfer of an LLC Interest hereunder, the Permitted Transferee shall become a Substituted Member on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer, and such admission shall be shown on the books and records of the Company, including the Schedule of Members.

Section 11.02            Additional Members. Subject to the provisions of Article X hereof, any Person that is not a Member as of the Effective Date may be admitted to the Company as an additional Member (any such Person, an “Additional Member”) only upon furnishing to the Manager (a) duly executed Joinder and counterparts to any applicable Other Agreements and (b) such other documents or instruments as may be reasonably necessary or appropriate to effect such Person’s admission as a Member (including entering into such documents as may reasonably be requested by the Manager). Such admission shall become effective on the date on which the Manager determines in its sole discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Company, including the Schedule of Members.

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Article XII.
RESIGNATION; TERMINATION OF RIGHTS

Section 12.01            Resignation of Members. Except in the event of Transfers pursuant to Section 10.06 or redemptions pursuant to Section 3.05 and the Manager’s right to resign pursuant to Section 6.03, no Member shall have the power or right to resign as a Member from the Company prior to the dissolution and winding up of the Company pursuant to Article XIII. Any Member, however, that attempts to resign as a Member from the Company without the prior written consent of the Manager upon or following the dissolution and winding up of the Company pursuant to Article XIII, but prior to such Member receiving the full amount of Distributions from the Company to which such Member is entitled pursuant to Article XIII, shall, to the fullest extent permitted by applicable Law, be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the resignation of such Member. Upon a Transfer of all of a Member’s LLC Interests in a Transfer or a redemption of all of a Member’s LLC Interests, in each case as permitted by this Agreement, subject to the provisions of Section 10.06, such Member shall cease to be a member of the Company.

Article XIII.
DISSOLUTION AND LIQUIDATION

Section 13.01            Dissolution. The Company shall not, in and of itself, be dissolved solely by the admission of Additional Members or Substituted Members or the attempted resignation, removal, dissolution, bankruptcy or resignation of a Member. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following:

(a)            the decision of the Manager together with the written approval of the Members holding a majority of the LLC Interests then outstanding to dissolve the Company (excluding for purposes of such calculation the Corporation and all LLC Interests held directly or indirectly by it);

(b)            a dissolution of the Company under Section 18-801(a)(4) of the Delaware Act, unless the Company is continued without dissolution pursuant thereto; or

(c)            the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act.

Except as otherwise set forth in this Article XIII, the Company is intended to have perpetual existence. An Event of Withdrawal shall not in and of itself cause a dissolution of the Company and the Company shall, to the fullest extent permitted by Law, continue in existence without dissolution subject to the terms and conditions of this Agreement.

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Section 13.02            Winding Up. Subject to Section 13.05, on dissolution of the Company, the Manager shall act as liquidating trustee or may appoint one or more Persons as liquidating trustee (each such Person, a “Liquidator”). The Liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as an expense of the Company. Until final distribution, the Liquidators shall, to the fullest extent permitted by applicable Law, continue to operate the properties of the Company with all of the power and authority of the Manager. The steps to be accomplished by the Liquidators are as follows:

(a)            as promptly as possible after dissolution and again after final liquidation, the Liquidators shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b)            the Liquidators shall pay, satisfy or discharge from the Company’s funds, or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent, conditional and unmatured liabilities in such amount and for such term as the Liquidators may reasonably determine) the following: first, all of the debts, liabilities and obligations of the Company owed to creditors of the Company other than the Members, including all expenses incurred in connection with the liquidation and winding up of the Company; and second, all of the debts, liabilities and obligations of the Company owed to the Members (other than any payments or distributions owed to such Members in their capacity as Members pursuant to this Agreement); and

(c)            following satisfaction of the Company’s debts, liabilities and obligations pursuant to the foregoing Section 13.02(b), all remaining assets of the Company shall be distributed to the Members in accordance with Section 4.01(a)(i) by the end of the Taxable Year during which the liquidation of the Company occurs (or, if later, by ninety (90) days after the date of the liquidation).

The distribution of cash and/or property to the Members in accordance with the provisions of this Section 13.02 and Section 13.03 below shall constitute a complete return to the Members of their Capital Contributions, a complete distribution to the Members of their interest in the Company and all of the Company’s property and shall constitute a compromise to which all Members have consented within the meaning of the Delaware Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

Section 13.03            Deferment; Distribution in Kind. Notwithstanding the provisions of Section 13.02, but subject to the order of priorities set forth therein, if upon dissolution of the Company the Liquidators determine that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Members, the Liquidators may, in their sole discretion and to the fullest extent permitted by applicable Law, defer for a reasonable time the liquidation of any assets except those necessary to satisfy the Company’s liabilities (other than loans to the Company by any Member(s)) and reserves. Subject to the order of priorities set forth in Section 13.02, the Liquidators may, with the written approval of the Members holding a majority of the LLC Interests then outstanding, at any other time (excluding for purposes of such calculation the Corporation and all LLC Interests held directly or indirectly by it), distribute to the Members, in lieu of cash, either (a) all or any portion of such remaining assets in-kind of the Company in accordance with the provisions of Section 13.02(c), (b) as tenants in common and in accordance with the provisions of Section 13.02(c), undivided interests in all or any portion of such assets of the Company or (c) a combination of the foregoing. Any such Distributions in-kind shall be subject to (y) such conditions relating to the disposition and management of such assets as the Liquidators deem reasonable and equitable and (z) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. Any assets of the Company distributed in kind will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Article V. The Liquidators shall determine the Fair Market Value of any property distributed.

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Section 13.04            Cancellation of Certificate. On completion of the winding up of the Company as provided herein, the Manager (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation of the Certificate of Formation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to this Agreement that should be canceled and take such other actions as may be necessary to terminate the existence of the Company. The Company shall continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 13.04.

Section 13.05            Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Sections 13.02 and 13.03 in order to minimize any losses otherwise attendant upon such winding up.

Section 13.06            Return of Capital. The Liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from assets of the Company).

Article XIV.
GENERAL PROVISIONS

Section 14.01            Power of Attorney.

(a)            Each Member hereby constitutes and appoints the Manager (or the Liquidator, if applicable) with full power of substitution, as his or her true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to:

(i)            execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the Manager deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all conveyances and other instruments or documents which the Manager deems appropriate or necessary to reflect the dissolution, winding up and termination of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (C) all instruments relating to the admission, substitution or resignation of any Member pursuant to Article XII or XIII; and

(ii)            sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the Manager, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder.

(b)            The foregoing power of attorney coupled with an interest and, to the fullest extent permitted by Law, is irrevocable, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member and the transfer of all or any portion of his, her or its LLC Interests and shall extend to such Member’s heirs, successors, assigns and personal representatives.

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Section 14.02            Confidentiality.

(a)            Each of the Members (other than the Corporation) agrees to hold the Company’s Confidential Information in confidence and may not disclose or use such information except as otherwise authorized separately in writing by the Manager or as otherwise authorized by this Section 14.02. “Confidential Information” as used herein includes all information concerning the Corporation, the Company or their Subsidiaries, in whatever form, whether written, electronic or oral, including, but not limited to, ideas, financial product structuring, business strategies, innovations and materials, all aspects of the Corporation’s and/or the Company’s business plan, proposed operation and products, corporate structure, financial and organizational information, analyses, proposed partners, software code and system and product designs, employees and their identities, equity ownership, the methods and means by which either the Corporation or the Company plans to conduct its business, all trade secrets, trademarks, tradenames and all intellectual property associated with the Corporation’s and/or Company’s business. With respect to each Member, Confidential Information does not include information or material that: (a) is, or becomes, generally available to the public other than as a direct or indirect result of a disclosure by such Member or its Affiliates or representatives; (b) is, or becomes, available to such Member from a source other than the Corporation, the Company or their representatives, provided that such source is not, and was not, known to such Member to be bound by a confidentiality agreement with, or any other contractual, fiduciary or other legal obligation of confidentiality to, the Corporation, the Company or any of their Affiliates or representatives; (c) is approved for release by written authorization of the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company or of the Corporation, or any other officer designated by the Manager; or (d) is or becomes independently developed by such Member or its respective representatives without use of or reference to the Confidential Information.

(b)            Solely to the extent it is reasonably necessary or appropriate to fulfill its obligations or to exercise its rights under this Agreement, any Other Agreement or any other agreement to which such Member is party with the Corporation, the Company or any of its Subsidiaries, each of the Members may disclose Confidential Information to its Subsidiaries, Affiliates, partners, members, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents, on the condition that such Persons keep the Confidential Information confidential to the same extent as such Member is required to keep the Confidential Information confidential; provided, that such Member shall remain liable with respect to any breach of this Section 14.02 by any such Subsidiaries, Affiliates, partners, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents (as if such Persons were party to this Agreement for purposes of this Section 14.02).

(c)            Notwithstanding Section 14.02(a) or Section 14.02(b), each of the Members may disclose Confidential Information (i) to the extent that such Member is required by Law (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information or to regulatory authorities requesting information from such Member, (ii) for purposes of reporting to its stockholders and direct and indirect equity holders (each of whom are bound by customary confidentiality obligations) the performance of the Company and its Subsidiaries and for purposes of including applicable information in its financial statements to the extent required by applicable Law or applicable accounting standards, or (iii) to any bona fide prospective purchaser of the equity or assets of a Member, or the LLC Interests held by such Member, or a prospective merger partner of such Member (provided, that (i) such Persons will be informed by such Member of the confidential nature of such information and shall agree in writing to keep such information confidential in accordance with the contents of this Agreement and (ii) each Member will be liable for any breaches of this Section 14.02 by any such Persons (as if such Persons were party to this Agreement for purposes of this Section 14.02)). Notwithstanding any of the foregoing, nothing in this Section 14.02 will restrict in any manner the ability of the Corporation to comply with its disclosure obligations under Law, and the extent to which any Confidential Information is necessary or desirable to disclose.

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Section 14.03            Amendments. Except as otherwise contemplated by this Agreement, this Agreement may be amended or modified upon the prior written consent of the Manager, together with the prior written consent of the holders of a majority of the LLC Interests then outstanding (excluding all LLC Interests held directly or indirectly by the Corporation). Notwithstanding the foregoing, no amendment or modification:

(a)            to this Section 14.03 that would materially adversely affect the Members may be made without the prior written consent of the Manager and each of the Members;

(b)            to any of the terms and conditions of this Agreement, which terms and conditions expressly require the approval or action of certain Persons, may be made without obtaining the consent of the requisite number or specified percentage of such Persons who are entitled to approve or take action on such matter; and

(c)            to any of the terms and conditions of this Agreement which would (A) reduce the amounts distributable to a Member pursuant to Articles IV and XIII in a manner that is not pro rata with respect to all Members, (B) increase the liabilities of such Member hereunder, (C) otherwise adversely affect in any material respect a holder of LLC Interests in a manner materially disproportionate to any other holder of LLC Interests (other than amendments, modifications and waivers necessary to implement the provisions of Article XI) or (D) adversely affect in any material respect the rights of any Member under Section 7.01, shall be effective against such affected Member or holder of LLC Interests, as the case may be, without the prior written consent of such Member or holder of LLC Interests, as the case may be.

Notwithstanding any of the foregoing, the Manager may make any amendment to this Agreement (i) of an administrative nature that is necessary in order to implement the substantive provisions hereof, without the consent of any other Member; provided, that any such amendment does not materially adversely change the rights of the Members hereunder in any respect, or (ii) to reflect any changes to the Class A Interests or Class B Interests or the issuance of any other capital stock of the Corporation without the consent of any Member or any other Person. The Manager shall deliver a copy of any amendment or modification to this Agreement that does not receive the consent of all Members promptly (but in any event within 30 days) after the effectiveness thereof to all Members that did not consent to such amendment or modification.

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Section 14.04            Title to Company Assets. Company assets shall be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such assets of the Company or any portion thereof. The Company shall hold title to all of its property in the name of the Company and not in the name of any Member. All assets of the Company shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such assets is held. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Member.

Section 14.05            Addresses and Notices. All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or when received in the form of an electronic transmission (receipt confirmation requested), and shall be directed to the address set forth, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the Company or the sending party.

To the Company:

Bally’s Chicago Operating Company, LLC

100 Westminster Street

Providence, RI 02903

Attention: General Counsel – Chicago Equity Offering

with a copy (which copy shall not constitute notice) to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

Attn: Senet Bischoff and John Slater

E-mail: senet.bischoff@lw.com and john.slater@lw.com

To the Corporation:

Bally’s Chicago, Inc.

100 Westminster Street

Providence, RI 02903

Attention: General Counsel – Chicago Equity Offering

with a copy (which copy shall not constitute notice) to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

Attn: Senet Bischoff and John Slater

E-mail: senet.bischoff@lw.com and john.slater@lw.com

To the Members, as set forth on Schedule 1.

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Section 14.06            Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 14.07            Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company (other than Indemnified Persons) or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Profits, Losses, Distributions, capital or property of the Company other than as a secured creditor.

Section 14.08            Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall, to the fullest extent permitted by applicable Law, constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 14.09            Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

Section 14.10            Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any suit, dispute, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be heard in the state or federal courts of the State of Delaware, and the parties hereby consent to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT (INCLUDING BY PREPAID CERTIFIED MAIL WITH A VALIDATED PROOF OF MAILING RECEIPT) AND SHALL HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE. WITHOUT LIMITING THE FOREGOING, TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES AGREE THAT SERVICE OF PROCESS UPON SUCH PARTY AT THE ADDRESS REFERRED TO IN SECTION 15.05 (INCLUDING BY PREPAID CERTIFIED MAIL WITH A VALIDATED PROOF OF MAILING RECEIPT), TOGETHER WITH WRITTEN NOTICE OF SUCH SERVICE TO SUCH PARTY, SHALL BE DEEMED EFFECTIVE SERVICE OF PROCESS UPON SUCH PARTY.

Section 14.11            Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

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Section 14.12            Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 14.13            Execution and Delivery by Electronic Signature and Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby or entered into by the Company in accordance herewith, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic signature and/or electronic transmission (including via DocuSign or otherwise), including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic signature or electronic transmission (including via DocuSign or otherwise) to execute and/or deliver a document or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

Section 14.14            Right of Offset. Whenever the Company or the Corporation is to pay any sum (other than pursuant to Article IV) to any Member, any amounts that such Member owes to the Company or the Corporation which are not the subject of a good faith dispute may be deducted from that sum before payment. For the avoidance of doubt, the distribution of LLC Interests to the Corporation shall not be subject to this Section 14.14.

Section 14.15            Entire Agreement. This Agreement, those documents expressly referred to herein, any indemnity agreements entered into in connection with the limited liability company agreement governing the Company prior to the Effective Date with any member of the board of directors, board of managers or other management body at that time and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. For the avoidance of doubt, the Original LLC Agreement is superseded in its entirety by this Agreement as of the Effective Date and shall be of no further force and effect thereafter, except to the extent reference thereto is contemplated in this Agreement, and only for such limited purposes as stated herein.

Section 14.16            Remedies. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any Law. To the fullest extent permitted by law, any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law.

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Section 14.17            Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. Each of the parties hereto agrees that they have been represented by independent counsel of its own choice during the negotiation and execution of this Agreement and the parties hereto and their counsel have participated jointly in the negotiation and drafting of this Agreement. To the fullest extent permitted by Law, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amended and Restated Limited Liability Company Agreement as of the date first written above.

COMPANY:

BALLY’S CHICAGO OPERATING COMPANY, LLC

By:
Name:
Title:

MANAGER:

BALLY’S CHICAGO, INC.

By:
Name:
Title:

MEMBERS:

BALLY’S CHICAGO, INC.

By:
Name:
Title:

BALLY’S CHICAGO HOLDING COMPANY, LLC

By:
Name:
Title:

[Signature Page to Amended and Restated Limited Liability Company Agreement]

SCHEDULE 1*

SCHEDULE OF MEMBERS

March 10, 2025

Member	Common LLC Interests	Contact Information for Notice
1. Bally’s Chicago, Inc.	3,326	100 Westminster Street Providence, RI 02903
2. Bally’s Chicago Holding Company, LLC	30,000	100 Westminster Street Providence, RI 02903

* This Schedule of Members shall be updated from time to time in accordance with this Agreement, including to reflect any adjustment with respect to any subdivision (by LLC Interest split or otherwise) or any combination (by reverse LLC Interest split or otherwise) of any outstanding LLC Interests, or to reflect any additional issuances of LLC Interests pursuant to this Agreement.

Exhibit A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of _________________, 20___ (this “Joinder”), is delivered pursuant to that certain Amended and Restated Limited Liability Company Agreement of Bally’s Chicago Operating Company, LLC, a Delaware limited liability company (the “Company”), dated as of [ ● ], 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LLC Agreement”) by and among the Company, Bally’s Chicago, Inc., a Delaware corporation and the sole managing member of the Company (the “Corporation”), and each of the Members from time to time party thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the LLC Agreement.

1.	Joinder to the LLC Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the Corporation, the undersigned hereby is admitted as and hereafter will be a Member under the LLC Agreement and a party thereto, with all the rights, privileges and responsibilities of a Member thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the LLC Agreement as if it had been a signatory thereto as of the date thereof. The undersigned hereby acknowledges, agrees and confirms that it has received a copy of the LLC Agreement and has reviewed the same and understands its contents.

2.	Incorporation by Reference. All terms and conditions of the LLC Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

3.	Address. All notices under the LLC Agreement to the undersigned shall be direct to:

[Name]
[Address]
[City, State, Zip Code]
Attn:
Facsimile:
E-mail:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW MEMBER]

By:
Name:
Title:

Acknowledged and agreed
as of the date first set forth above:

BALLY’S CHICAGO OPERATING COMPANY, LLC

By: BALLY’S CHICAGO, INC., its Manager

By:
Name:
Title: